UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 24, 2004

VERTEX PHARMACEUTICALS INCORPORATED

(Exact name of registrant as specified in its charter)

MASSACHUSETTS

(State or other jurisdiction of incorporation)	000-19319 (Commission File Number)	04-3039129 (IRS Employer Identification No.

130 Waverly Street

Cambridge, Massachusetts  02139

(Address of principal executive offices) (Zip Code)

(617) 444-6100

Registrant’s telephone number, including area code:

Item 5. Other Items.

On May 24, 2004, the Registrant announced the execution of a Research, Development and Commercialization Agreement with Cystic Fibrosis Foundation Therapeutics Incorporated (the “CFF Agreement”) providing for the expansion of the Registrant’s drug discovery and development collaboration with Cystic Fibrosis Foundation Therapeutics Incorporated.

On June 22, 2004, the Registrant announced the execution of an Exclusive Research Collaboration, License and Commercialization Agreement with Merck & Co., Inc. (the “Merck Agreement”) to develop and commercialize VX-680, the Registrant’s lead Aurora kinase inhibitor.

Copies of the press releases relating to the CFF Agreement and the Merck Agreement are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.3, respectively, and are incorporated by reference herein.  Copies of the CFF Agreement and the Merck Agreement (with certain confidential information deleted from both agreements) are attached to this Current Report on Form 8-K as Exhibits 99.2 and 99.4, respectively, and are incorporated by reference herein.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)                                  The following exhibits are filed with this Current Report on Form 8-K.

99.1                           Press Release of Vertex Pharmaceuticals Incorporated dated May 24, 2004.

99.2                           Research, Development and Commercialization Agreement with Cystic Fibrosis Foundation Therapeutics Incorporated by and between the Registrant and Cystic Fibrosis Foundation Therapeutics Incorporated, dated May 24, 2004 (with certain confidential information deleted).

99.3                           Press Release of Vertex Pharmaceuticals Incorporated dated June 22, 2004.

99.4                           Exclusive Research Collaboration, License and Commercialization Agreement by and between the Registrant and Merck & Co., Inc., dated June 21, 2004 (with certain confidential information deleted).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED

(Registrant)

Date: July 1, 2004	/s/ Ian F. Smith
Ian F. Smith
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed as part of this current report on Form 8-K:

Exhibit No.	Description
99.1	Press Release of Vertex Pharmaceuticals Incorporated, dated May 24, 2004.

99.2

Research, Development and Commercialization Agreement between Vertex Pharmaceuticals Incorporated and Cystic Fibrosis Foundation Therapeutics Incorporated dated May 24, 2004 (with certain confidential information deleted).

99.3	Press Release of Vertex Pharmaceuticals Incorporated, dated June 22, 2004.

99.4	Exclusive Research Collaboration, License and Commercialization Agreement by and between the Registrant and Merck & Co., Inc., dated June 22, 2004 (with certain confidential information deleted).